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                                                                    EXHIBIT 2.12




                    AMENDED AND RESTATED MONITORING AGREEMENT

         This AMENDED AND RESTATED MONITORING AGREEMENT (this "Agreement"), dated as of August 14, 2000, is made by and between GTCR Golder Rauner, L.L.C., a Delaware limited liability company ("GTCR"), the TCW/Crescent Lenders (as defined herein) and Synagro Technologies, Inc., a Delaware corporation (the "Company"). GTCR and the TCW/Crescent Lenders are sometimes referred to herein as the "Consultants".

         WHEREAS, the Company and GTCR are parties to a Monitoring Agreement dated as of January 27, 2000 (the "Original Monitoring Agreement");

         WHEREAS, the Company and the Consultants have agreed to enter into this Agreement in order, among other things, to: (a) amend and restate the Original Monitoring Agreement in its entirety and (b) join the TCW/Crescent Lenders as parties hereto;

         WHEREAS, GTCR Capital Partners, L.P., a Delaware limited partnership ("Capital Partners"), of which GTCR is the indirect general partner, and the TCW/Crescent Lenders will make available to the Company loans in the aggregate amount of up to $125,000,000 pursuant to that certain Amended and Restated Senior Subordinated Loan Agreement of even date herewith between the Company, Capital Partners and the TCW/Crescent Lenders (the "Subordinated Loan Agreement");

         WHEREAS, the Consultants will devote significant time and effort in monitoring the financial performance of the Company and its subsidiaries and the Company's compliance with the terms and provisions of the Amended and Restated Subordinated Loan Agreement (such activities, the "Monitoring Activities"); and

         WHEREAS, Capital Partners and the TCW/Crescent Lenders have made it a condition to the closing of the transactions contemplated by the Subordinated Loan Agreement and the performance of its obligations thereunder that the Company enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, GTCR, the TCW/Crescent Lenders and the Company hereby agree as follows:

         1. Monitoring Fee. At the time of any financing of the Company pursuant to the Subordinated Loan Agreement, the Company shall pay to the Consultants a monitoring fee in immediately available funds equal to one-half of one percent (0.5%) of the aggregate amount of such financing, which shall be allocated between the Consultants based upon each Consultant's pro rata share of such financing.


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         2. Expenses. The Company shall promptly reimburse the Consultants for such reasonable travel expenses and other out-of-pocket fees and expenses as may be incurred by the Consultants, their directors, officers and employees in connection with the Closing (as defined in the Subordinated Loan Agreement) and in connection with the Monitoring Activities.

         3. Term. This Agreement will continue from the date hereof until the first to occur of (i) a Sale of the Company (as defined in Section 7) or (ii) the Notes (as defined in the Subordinated Loan Agreement) and all Loan Obligations (as defined in the Subordinated Loan Agreement) are paid in full. No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by the Consultants in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

         4. Liability. Neither the Consultants nor any of their affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the Monitoring Activities, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of the Consultants.

         5. Indemnification. The Company agrees to indemnify and hold harmless the Consultants, their partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from the Monitoring Activities, except as a result of their gross negligence or intentional wrongdoing.

         6. The Consultants as Independent Contractors. The Consultants and the Company agree that the Consultants shall perform the Monitoring Activities hereunder as independent contractors, retaining control over and responsibility for their own operations and personnel. Neither the Consultants nor their directors, officers, or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

         7. Definitions.

         "Independent Third Party" shall mean any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully diluted basis, who is not an affiliate of such 5% owner of the Company's Common Stock and who is not the spouse or descendant (by birth or adoption) of any such 5% owner of the Company's Common Stock.

         "Sale of the Company" shall mean the sale of the Company to an Independent Third Party or group of Independent Third Parties in a transaction pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances


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to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

         "TCW/Crescent Lenders" means, collectively, (i) TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, (ii) TCW/Crescent Mezzanine Trust II, a Delaware business trust, (iii) TCW Leveraged Income Trust, L.P., a Delaware limited partnership, (iv) TCW Leveraged Income Trust II, L.P., a Delaware limited partnership and (v) TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership.

         8. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

         If to GTCR:

            GTCR Golder Rauner, L.L.C.
            6100 Sears Tower
            Chicago, IL  60606-6402
            Attention:  David A. Donnini
            Telecopier No.:  (312) 382-2201

            With a copy to:

            Kirkland & Ellis
            200 East Randolph Drive
            Chicago, IL   60601
            Attention:  Stephen L. Ritchie
            Telecopier No.:  (312) 861-2200

         If to the TCW/Crescent Lenders:

            TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
            TCW/CRESCENT MEZZANINE TRUST II
            TCW LEVERAGED INCOME TRUST, L.P.
            TCW LEVERAGED INCOME TRUST II, L.P.
            TCW LEVERAGED INCOME TRUST IV, L.P.
            c/o TCW/Crescent Mezzanine, L.L.C.
            200 Crescent Court, Suit 1600
            Dallas, Texas 75201
            Attention: Timothy P. Costello


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            Telecopier No.: (214) 740-7382

            With a copy to:

            Gardere & Wynne, L.L.P.
            1601 Elm Street, Suite 3000
            Dallas, Texas 75201
            Attention: Gary B. Clark
            Telecopier No.:  (214) 999-4667

         If to the Company:

            Synagro Technologies, Inc.
            1800 Bering, Suite 1000
            Houston, TX  77057
            Attention:  Chief Financial Officer
            Telecopier No.:  (713) 369-1760

         9. Entire Agreement; Modification. This Agreement: (a) contains the complete and entire understanding and agreement of the Consultants and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of the Consultants in connection with the subject matter hereof. This Agreement may not be amended or modified without the prior written consent of the Company and the Consultants.

         10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

         11. Assignment. Neither the Company nor the Consultants may assign its or their rights or obligations under this Agreement without the express written consent of the other; provided that the Consultants, without the consent of the Company, may assign their rights and obligations hereunder to any successor entity or affiliate.

         12. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

         13. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

         14. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law


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or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

               15. Amendment and Restatement. Effective as of the date hereof, the Original Monitoring Agreement is hereby amended and restated in its entirety and, from and after the date hereof, all references herein to "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Original Monitoring Agreement, as amended hereby.


                                    * * * * *


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         IN WITNESS WHEREOF, the Consultants and the Company have caused this
Amended and Restated Monitoring Agreement to be duly executed and delivered on the date and year first above written.


                                        GTCR GOLDER RAUNER, L.L.C.


                                        By:   /s/ David A. Donnini
                                              ----------------------------------
                                        Name: David A. Donnini
                                        Its:  Principal


                                        SYNAGRO TECHNOLOGIES, INC.

                                        By:   /s/ Ross M. Patten
                                              ----------------------------------
                                        Name: Ross M. Patten
                                        Its:  Chairman & CEO






         Signature Page to the Amended and Restated Monitoring Agreement


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                                    TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
                                    TCW/CRESCENT MEZZANINE TRUST II
                                    By:    TCW/Crescent Mezzanine II, L.P.
                                           as general partner or managing owner

                                    By:    TCW/Crescent Mezzanine, L.L.C.,
                                           its general partner

                                    By:    /s/ Timothy P. Costello
                                           -------------------------------------
                                    Name:  Timothy P. Costello
                                    Title: Managing Director


                                    TCW LEVERAGED INCOME TRUST, L.P.
                                    By:    TCW Advisors (Bermuda), Limited
                                           as general partner

                                    By:    /s/ Darryl L. Schall
                                           -------------------------------------
                                    Name:  Darryl L. Schall
                                    Title: Managing Director

                                    By:    TCW Investment Management Company,
                                           as Investment Advisor

                                    By:    /s/ Timothy P. Costello
                                           -------------------------------------
                                    Name:  Timothy P. Costello
                                    Title: Managing Director


                                    TCW LEVERAGED INCOME TRUST II, L.P.

                                    By:    TCW (LINC II), L.P.
                                           as general partner

                                    By:    TCW Advisors (Bermuda), Ltd.,
                                           as general partner

                                    By:    /s/ Darryl L. Schall
                                           -------------------------------------
                                    Name:  Darryl L. Schall
                                    Title: Managing Director

                                    By:    TCW Investment Management Company,
                                           as Investment Advisor

                                    By:    /s/ Timothy P. Costello
                                           -------------------------------------
                                    Name:  Timothy P. Costello
                                    Title: Managing Director



         Signature Page to the Amended and Restated Monitoring Agreement

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                                TCW LEVERAGED INCOME TRUST IV, L.P.
                                By:    TCW Asset Management Company,
                                       as Investment Advisor

                                By:    /s/ Darryl L. Schall
                                       -----------------------------------------
                                Name:  Darryl L. Schall
                                Title: Managing Director

                                By:    /s/ Timothy P. Costello
                                       -----------------------------------------
                                Name:  Timothy P. Costello
                                Title: Managing Director

                                By:    TCW (LINC IV), L.L.C., as General Partner
                                By:    TCW Asset Management Company,
                                       as its Managing Member

                                By:    /s/ Darryl L. Schall
                                       -----------------------------------------
                                Name:  Darryl L. Schall
                                Title: Managing Director

                                By:    /s/ Timothy P. Costello
                                       -----------------------------------------
                                Name:  Timothy P. Costello
                                Title: Managing Director


         Signature Page to the Amended and Restated Monitoring Agreement